UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

 Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LIFE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)James C. Blair, Ph.D. completed his term as a director of aTyr Pharma, Inc. (the “Company”) and did not stand for reelection when his term as a Class II director expired at the Company’s 2020 Annual Meeting of Stockholders held on May 6, 2020 (the “Annual Meeting”).  Dr. Blair previously served as a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee.  Dr. Blair’s decision not to stand for reelection was not a result of a disagreement with management regarding the Company’s operations, policies, practices or otherwise.

(e)As reported in Item 5.07 below, at the Annual Meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment to the Company’s 2015 Stock Option and Incentive Plan (the “2015 Plan”) to increase the number of shares of common stock reserved for issuance by 350,000 shares.

A summary of the 2015 Plan, as amended, is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2020 (the “Proxy Statement”).  That summary and the above description of the 2015 Plan, as amended, do not purport to be complete and are qualified in their entirety by reference to the full text of the 2015 Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the Company’s stockholders at the Annual Meeting:

(1) The election of two Class II directors, as nominated by the Board, to hold office until the Company’s 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2) The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020;

(3)The approval to amend the 2015 Plan to increase the number of shares of common stock reserved for issuance by 350,000 shares;

(4)The approval to amend to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 10,714,286 to 21,425,000 shares; and

(5)The approval to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3 or Proposal 4.

The proposals are described in detail in the Proxy Statement.

The number of shares of common stock entitled to vote at the annual meeting was 9,352,498.  The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 8,545,708.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1 – Election of Class II Directors

Director Nominee	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Vote
Timothy P. Coughlin	5,197,550	1,896,670	1,451,488
Jane A. Gross, Ph.D.	6,995,389	98,831	1,451,488

Proposal 2 – Ratification of the appointment of Ernst and Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

Number of Shares Voted For	Against	Withhold/ Abstain	Broker Non-Vote
8,459,698	85,325	685	--

Proposal 3 – Approval to amend the 2015 Plan to increase the number of shares of common stock reserved for issuance thereunder by 350,000 shares.

Number of Shares Voted For	Against	Withhold/ Abstain	Broker Non-Vote
6,710,703	375,289	8,228	1,451,488

Proposal 4 – Approval to amend to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 10,714,286 to 21,425,000 shares.

Number of Shares Voted For	Against	Withhold/ Abstain	Broker Non-Vote
7,513,665	1,003,071	28,972	--

Proposal 5 – Approval to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3 or Proposal 4.

Number of Shares Voted For	Against	Abstain	Broker Non-Vote
7,407,379	1,026,784	111,545	--

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1#	aTyr Pharma, Inc. 2015 Stock Option and Incentive Plan, as amended
# Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Jill M. Broadfoot
Jill M. Broadfoot
Chief Financial Officer

Date: May 8, 2020

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